EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information
The accompanying unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 was prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X and gives effect to the July 31, 2020 (the “GAIN acquisition date”) merger of Golf Merger Sub I Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of StoneX Group Inc. (formerly INTL FCStone Inc. and referred to herein as (the “Company”)) , with and into GAIN Capital Holdings, Inc., a Delaware corporation (“GAIN”), with GAIN surviving as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of February 26, 2020, by and among the Company, Merger Sub and GAIN (the “Merger Agreement”).
On June 11, 2020, the Company completed the issuance and sale of $350 million in aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (the “Notes”). The Notes were issued at the offering price of 98.5% of the aggregate principal amount thereof. The Notes were issued pursuant to an Indenture, dated June 11, 2020 (the “Indenture”), by and among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). The gross proceeds from the sale of the Notes were placed into a segregated escrow account and released pursuant to the satisfaction of certain escrow release conditions, including the consummation of the Merger on July 31, 2020. On July 31, 2020, the Company used the net proceeds from the sale of the Notes, together with cash on hand, to (1) fund the cash merger consideration due to GAIN shareholders who did not dissent to the Merger and (2) pay certain related transaction fees and expenses. The remaining proceeds were utilized to fund the repayment of substantially all of GAIN’s 5.00% Convertible Senior Notes due 2022 (“the “GAIN Convertible Notes”) on September 1, 2020.
The unaudited pro forma condensed combined financial information gives effect to the Merger with acquisition accounting applied to GAIN as the accounting acquiree and the related issuance of the Notes and use of net proceeds therefrom as described above.
The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Merger. The unaudited pro forma condensed combined financial information also does not give effect to the repurchase of the GAIN Convertible Notes which the Company does not believe is directly attributable to the Merger.
The historical consolidated financial information in the unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results of the Company and GAIN following the Merger.
The unaudited pro forma condensed combined financial information furnished in this Exhibit 99.2 has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information contains estimated adjustments based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information. In many cases, these assumptions are based upon preliminary information and estimates. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger and the issuance of the Notes and use of net proceeds therefrom as described above as follows:

•	The unaudited pro forma condensed combined balance sheet as of March 31, 2020 was prepared based on:

1.	The historical unaudited condensed consolidated balance sheet of the Company as of March 31, 2020; and

2.	The historical unaudited condensed consolidated balance sheet of GAIN as of March 31, 2020.

•	The unaudited pro forma condensed combined income statement for the year ended September 30, 2019 was prepared based on:

1.	The historical audited consolidated income statement of the Company for the year ended September 30, 2019; and

2.	The historical audited consolidated statement of operations of GAIN for the year ended December 31, 2019.

•	The unaudited pro forma condensed combined income statement for the six months ended March 31, 2020 was derived based on:

1.	The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2020; and

2.	The historical audited consolidated statement of operations of GAIN for the year ended December 31, 2019; plus
(a) the historical unaudited condensed consolidated statement of operations of GAIN for the three months ended March 31, 2020; less
(b) the historical unaudited condensed consolidated statement of operations of GAIN for the nine months ended September 30, 2019.
As the GAIN unaudited pro forma condensed consolidated income statement information for the six months ended March 31, 2020 was derived from the historical audited consolidated statement of operations for the year ended December 31, 2019, plus (a) the historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2020, less (b) the historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019, GAIN’s results for the fourth quarter of its fiscal year ended December 31, 2019 are included in the unaudited pro forma condensed combined income statement for the year ended September 30, 2019 and the unaudited pro forma condensed combined income statement for the six months ended March 31, 2020.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended September 30, 2019

(Unaudited) (in millions, except share and per share amounts)	Historical Company Year Ended September 30, 2019 (Unaudited)	Historical Gain After Reclassifications Year Ended December 31, 2019 (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$31,830.3	$—	$—		$31,830.3
Principal gains, net	415.8	178.8	—		594.6
Commission and clearing fees	372.4	37.6	—		410.0
Consulting, management, and account fees	79.6	3.2	—		82.8
Interest income	198.9	16.6	—		215.5
Total revenues	32,897.0	236.2	—		33,133.2
Cost of sales of physical commodities	31,790.9	—	—		31,790.9
Operating revenues	1,106.1	236.2	—		1,342.3
Transaction-based clearing expenses	183.5	18.9	—		202.4
Introducing broker commissions	114.7	29.3	—		144.0
Interest expense	154.7	15.8	32.5	A,B	203.0
Net operating revenues	653.2	172.2	(32.5)		792.9
Compensation and other expenses:
Compensation and benefits	393.1	78.1	—		471.2
Selling and marketing	5.2	38.4	—		43.6
Trading systems and market information	38.8	16.5	—		55.3
Occupancy and equipment rental	19.4	9.5	—		28.9
Professional fees	21.0	11.8	—		32.8
Travel and business development	16.2	2.0	—		18.2
Non-trading technology and support	20.1	12.3	—		32.4
Depreciation and amortization	14.0	25.9	(8.8)	C	31.1
Communications	6.6	2.9	—		9.5
Bad debts	2.5	2.0	—		4.5
Recovery on physical coal	(12.4)	—	—		(12.4)
Goodwill impairment	—	28.1	—		28.1
Other	23.2	18.3	—		41.5
Total compensation and other expenses	547.7	245.8	(8.8)		784.7
Other gains	5.5	—	—		5.5
Income (loss) before tax	111.0	(73.6)	(23.7)		13.7
Income tax expense (benefit)	25.9	(12.8)	(6.7)	D	6.4
Net income (loss)	$85.1	$(60.8)	$(17.0)		$7.3

Earnings per share:
Basic	$4.46				$0.38
Diluted	$4.39				$0.38

Weighted-average number of common shares outstanding:
Basic	18,738,905				18,738,905
Diluted	19,014,395				19,014,395

See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Six Months Ended March 31, 2020

(Unaudited) (in millions, except share and per share amounts)	Historical Company (Unaudited)	Historical Gain After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$30,994.9	$—	$—		$30,994.9
Principal gains, net	281.0	213.9	—		494.9
Commission and clearing fees	203.8	18.1	—		221.9
Consulting, management, and account fees	43.9	1.6	—		45.5
Interest income	87.7	6.3	—		94.0
Total revenues	31,611.3	239.9	—		31,851.2
Cost of sales of physical commodities	30,967.7	—	—		30,967.7
Operating revenues	643.6	239.9	—		883.5
Transaction-based clearing expenses	110.1	9.4	—		119.5
Introducing broker commissions	55.8	19.6	—		75.4
Interest expense	63.8	7.8	16.2	A, B	87.8
Net operating revenues	413.9	203.1	(16.2)		600.8
Compensation and other expenses:
Compensation and benefits	240.7	40.1	—		280.8
Selling and marketing	5.6	14.9	—		20.5
Trading systems and market information	21.6	9.9	—		31.5
Occupancy and equipment rental	9.9	5.5	—		15.4
Professional fees	10.7	6.3	(1.8)	C	15.2
Travel and business development	7.7	0.8	—		8.5
Non-trading technology and support	11.9	3.5	—		15.4
Depreciation and amortization	8.1	12.2	(3.6)	D	16.7
Communications	3.1	1.4	—		4.5
Bad debts	4.4	4.8	—		9.2
Goodwill impairment	—	28.1	—		28.1
Other	12.5	12.3	—		24.8
Total compensation and other expenses	336.2	139.8	(5.4)		470.6
Other gains	0.1	—	—		0.1
Income (loss) before tax	77.8	63.3	(10.8)		130.3
Income tax expense (benefit)	22.2	17.3	(2.7)	E	36.8
Net income (loss)	$55.6	$46.0	$(8.1)		$93.5

Earnings per share:
Basic	$2.88				$4.86
Diluted	$2.84				$4.78

Weighted-average number of common shares: outstanding:
Basic	18,811,268				18,811,268
Diluted	19,132,497				19,132,497
See notes to the unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2020

(in millions)	Historical Company (Unaudited)	Historical Gain After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Balance Sheet
ASSETS
Cash and cash equivalents	$519.5	$470.2	$103.9	A, B,C,D	$1,093.6
Cash, securities and other assets segregated under federal and other regulations	1,176.1	496.4	—		1,672.5
Collateralized transactions:
Securities purchased under agreements to resell	1,260.0	—	—		1,260.0
Securities borrowed	1,063.8	—	—		1,063.8
Deposits with and receivables from broker-dealers, clearing organizations, and counterparties, net	3,359.5	164.9	—		3,524.4
Receivables from clients, net	481.1	3.4	—		484.5
Notes receivable, net	3.9	—	—		3.9
Income taxes receivable	1.5	—	—		1.5
Financial instruments owned, at fair value	2,525.7	—	—		2,525.7
Physical commodities inventory, net	255.2	—	—		255.2
Deferred income taxes, net	14.0	16.6	—		30.6
Property and equipment, net	43.0	29.1	—		72.1
Operating right of use assets	31.6	13.5	3.1	E	48.2
Goodwill and intangible assets, net	73.1	21.2	(21.2)	F	73.1
Other assets	62.9	16.5	—		79.4
Total assets	$10,870.9	$1,231.8	$85.8		$12,188.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$184.8	$34.9	$21.6	G	$241.3
Operating lease liabilities	34.2	16.6	—		50.8
Payables to:
Clients	4,531.5	785.2	—		5,316.7
Broker-dealers, clearing organizations and counterparties	429.2	5.9	—		435.1
Lenders under loans	275.0	—	—		275.0
Senior secured borrowings, net	184.3	—	335.4	H	519.7
Convertible senior notes	—	80.3	11.7	I	92.0
Income taxes payable	10.6	11.8	—		22.4
Collateralized transactions:
Securities sold under agreements to repurchase	2,800.3	—	—		2,800.3
Securities loaned	1,068.8	—	—		1,068.8
Financial instruments sold, not yet purchased, at fair value	703.6	—	—		703.6
Total liabilities	10,222.3	934.7	368.7		11,525.7
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	0.2	—	—		0.2
Common stock in treasury, at cost	(57.6)	(127.5)	127.5	J	(57.6)
Additional paid-in capital	285.8	251.1	(251.1)	J	285.8
Retained earnings	458.4	209.8	(195.6)	J,K,L,M	472.6
Accumulated other comprehensive loss, net	(38.2)	(36.3)	36.3	J	(38.2)
Total stockholders’ equity	648.6	297.1	(282.9)		662.8
Total liabilities and stockholders’ equity	$10,870.9	$1,231.8	$85.8		$12,188.5
See notes to the unaudited pro forma financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X. The accompanying unaudited pro forma condensed combined income statement for the year ended September 30, 2019 reflects the Merger and the related issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2018, combining the results of the Company for its fiscal year ended September 30, 2019 and of GAIN for its fiscal year ended December 31, 2019. The accompanying unaudited pro forma condensed combined income statement for the six months ended March 31, 2020 reflects the Merger and the related issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2019, combining the results of the Company and GAIN for the respective periods.
The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the Merger and related issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on March 31, 2020, combining the unaudited condensed consolidated balance sheets of the Company and GAIN as of March 31, 2020.
The unaudited pro forma condensed combined financial information reflects the issuance of the Notes and the use of net proceeds therefrom as described above and also reflects the Merger under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Company is the acquiror for financial accounting purposes. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. To prepare the unaudited pro forma condensed combined financial information, the Company adjusted GAIN’s assets and liabilities to their estimated fair values based upon a preliminary allocation. As of the date of this Form 8-K, the Company has not completed the detailed valuations necessary to finalize the required estimated fair values of GAIN’s assets acquired and liabilities assumed and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.
Certain financial information of GAIN as presented in its historical consolidated and condensed consolidated financial statements has been reclassified to conform to the historical presentation of the Company’s consolidated and condensed consolidated financial statements for the purposes of preparing the unaudited pro forma condensed combined financial information as further detailed in Note 4.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company, which are materially consistent with those adopted by GAIN. As such, the unaudited pro forma condensed financial information does not reflect any adjustments to conform GAIN’s results and financial position to the Company’s accounting policies.
3. PURCHASE PRICE ACCOUNTING AND ESTIMATED MERGER CONSIDERATION

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect a preliminary allocation of the preliminary cash consideration to the fair value of GAIN’s identifiable assets acquired and liabilities assumed. The preliminary purchase price allocation in this unaudited pro forma condensed combined financial information is based upon the terms of the Merger Agreement, pursuant to which each share of GAIN’s common stock issued and outstanding was converted into the right to receive $6.00 in cash, without interest. Based upon GAIN’s fully diluted shares outstanding, the total cash consideration required to be paid to GAIN’s shareholders pursuant to the Merger Agreement is $236.6 million.

Information regarding the preliminary cash consideration to be paid for the Merger is as follows (in millions, except per share amount):

Cash price per share established in Merger Agreement	$6.00
Fully diluted shares	39.4
Total Merger consideration	$236.6

Aggregate cash consideration paid upon the Merger	$215.0
Accrual for merger cash consideration	21.6
Total Merger consideration	$236.6
Subsequent to the GAIN acquisition date, holders of 3.6 million shares of GAIN common stock outstanding at the GAIN acquisition date who did not vote to approve the merger (“Dissenting Holders”, and the shares held by such Dissenting Holders, the “Dissenting Shares”) purportedly demanded appraisal rights pursuant to Section 262 of the Delaware General Corporation Law in the Court of Chancery of the State of Delaware. The $21.6 million accrual for merger consideration included in the total merger consideration was based upon 3.6 million Dissenting Shares assuming a right to receive $6.00 per share at the Gain acquisition date. Any subsequent settlement with the Dissenting Holders will be considered the settlement of a post-acquisition contingency to be included in the Company’s post-acquisition consolidated income statements.
The following table summarizes the preliminary purchase price allocation assuming the acquisition date for the Merger was March 31, 2020 (in millions):

Cash and cash equivalents	$470.2
Cash, securities and other assets segregated under federal and other regulations	496.4
Deposits with and receivables from broker-dealers, clearing organizations, and counterparties	164.9
Receivables from clients, net	3.4
Deferred income taxes	16.6
Property and equipment, net	29.1
Right of use assets, net	16.6
Other assets	16.5
Total tangible assets acquired	$1,213.7

Accounts payable and other accrued liabilities	$34.9
Operating lease liabilities	16.6
Payable to clients	785.2
Payable to broker-dealers, clearing organizations, and counterparties	5.9
Income taxes payable	11.8
Convertible senior notes	92.0
Total tangible liabilities assumed	$946.4
Tangible net assets acquired	267.3
Total Merger consideration	236.6
Bargain purchase gain	$30.7
Assuming the Merger had occurred on March 31, 2020, management has made an initial fair value estimate of the assets acquired and liabilities assumed as of that date. All purchase accounting estimates are subject to revision upon finalizing its purchase accounting estimates; a process in which the Company has sought the assistance of a third-party valuation expert.
For the purposes of the preliminary allocation, the Company has assumed that the carrying value of GAIN’s property and equipment approximates its fair value. Additionally, the Company has assumed that no purchase price is assigned to GAIN’s intangible assets. These assumptions could change materially upon the completion of the final valuation analysis.
The Merger included the acquisition of certain derivative financial instruments that are carried at fair value in GAIN’s historical condensed consolidated balance sheet as of March 31, 2020. For assets and liabilities not carried at fair value in GAIN’s historical condensed consolidated balance sheet as of March 31, 2020, with the exception of deferred income taxes, property and equipment, and right of use assets, the Company believes that due to the short-term nature of the tangible assets acquired and liabilities assumed and GAIN’s ability to initiate the withdrawal and settlement of client related trading balances, that their carrying values approximate their fair values. On September 1, 2020, the Company redeemed substantially all of the GAIN Convertible Notes with the proceeds from the issuance of the Notes in connection with the transactions and, thus, the fair value of the GAIN Convertible Notes was assumed to be equivalent to the redemption value.
Based upon the excess of the net tangible assets acquired in comparison to the total Merger consideration detailed above and assuming that the final purchase price allocation results in no purchase price being assigned to GAIN’s intangible assets and results in a fair value being assigned to GAIN’s property and equipment that approximates its carrying value, the Company would have recorded a bargain purchase gain related to the Merger of approximately $30.7 million assuming the Merger had occurred on March 31, 2020.

4. RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been made to the historical presentation of GAIN’s consolidated financial statements to conform to the financial statement presentation of the Company. The reclassifications result in consistency of reporting between the Company and GAIN with no impact on total assets, total liabilities, total stockholders’ equity, and net (loss) income.
Additionally, the Company has reclassified $5.2 million and $5.6 million for the year ended September 30, 2019, and the six months ended March 31, 2020, respectively, of marketing related costs to ‘Selling and marketing’ on the unaudited pro forma condensed combined income statements that were historically included within ‘Other’ expenses to conform to the financial presentation of Gain.
Reclassifications to GAIN’s condensed consolidated balance sheet as of March 31, 2020 are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
ASSETS
Cash and cash equivalents	$293.3	$176.9	$470.2
Cash, securities and other assets segregated under federal and other regulations	—	496.4	496.4
Cash and securities held for customers	785.2	(785.2)	—
Receivables from brokers	53.0	111.9	164.9
Receivables from clients, net	—	3.4	3.4
Deferred income taxes	—	16.6	16.6
Property and equipment, net	29.1	—	29.1
Operating right of use assets	—	13.5	13.5
Intangible assets, net	21.2	—	21.2
Other assets	50.0	(33.5)	16.5
Total assets	$1,231.8	$—	$1,231.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$—	$34.9	$34.9
Operating lease liabilities	—	16.6	16.6
Payables to clients	785.2	—	785.2
Payables to brokers	5.9	—	5.9
Accrued compensation and benefits	6.5	(6.5)	—
Accrued expense and other liabilities	45.0	(45.0)	—
Income taxes payable	11.8	—	11.8
Convertible senior notes	80.3	—	80.3
Total liabilities	934.7	—	934.7
Commitments and contingencies
Stockholders’ Equity:
Common stock	—	—	—
Common stock in treasury, at cost	(127.5)	—	(127.5)
Additional paid-in capital	251.1	—	251.1
Retained earnings	209.8	—	209.8
Accumulated other comprehensive loss, net	(36.3)	—	(36.3)
Total stockholders’ equity	297.1	—	297.1
Total liabilities and stockholders’ equity	$1,231.8	$—	$1,231.8

Reclassifications to GAIN’s consolidated statement of operations for the year ended December 31, 2019, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$177.7	$(177.7)	$—
Futures revenue	34.8	(34.8)	—
Other revenue	7.1	(7.1)	—
Principal gains, net	—	178.8	178.8
Commission and clearing fees	—	37.6	37.6
Consulting, management, and account fees	—	3.2	3.2
Total non-interest revenue	219.6	—	219.6
Interest revenue	16.6	—	16.6
Interest expense	2.3	13.5	15.8
Total net interest revenue	14.3	(13.5)	0.8
Transaction-based clearing expenses	—	18.9	18.9
Introducing broker commissions	—	29.3	29.3
Net operating revenues	233.9	(61.7)	172.2
Compensation and other expenses:
Employee compensation and benefits	78.1	—	78.1
Selling and marketing	38.4	—	38.4
Trading systems and market information	—	16.5	16.5
Referral fees	29.3	(29.3)	—
Trading expenses	20.8	(20.8)	—
Occupancy and equipment rental	—	9.5	9.5
Professional fees	—	11.8	11.8
Travel and business development	—	2.0	2.0
Non-trading technology and support	—	12.3	12.3
General and administrative	50.6	(50.6)	—
Depreciation and amortization	17.1	8.8	25.9
Purchased intangible amortization	8.8	(8.8)	—
Communications	—	2.9	2.9
Communications and technology	19.5	(19.5)	—
Bad debts	2.0	—	2.0
Restructuring expenses	1.3	(1.3)	—
Goodwill impairment	28.1	—	28.1
Other expenses	—	18.3	18.3
Total compensation and other expenses	294.0	(48.2)	245.8
Operating loss	(60.1)	(13.5)	(73.6)
Interest expense on long term borrowings	13.5	(13.5)	—
Loss before income tax benefit	(73.6)	—	(73.6)
Income tax benefit	(12.8)	—	(12.8)
Net loss	$(60.8)	$—	$(60.8)

Reclassifications to GAIN’s consolidated statement of operations for the six months ended March 31, 2020, are as follows:

(in millions)	Before Reclassifications	Reclassifications	After Reclassifications
Revenues:
Retail revenue	$213.3	$(213.3)	$—
Futures revenue	16.6	(16.6)	—
Other revenue	3.7	(3.7)	—
Principal gains, net	—	213.9	213.9
Commission and clearing fees	—	18.1	18.1
Consulting, management, and account fees	—	1.6	1.6
Total non-interest revenue	233.6	—	233.6
Interest revenue	6.3	—	6.3
Interest expense	1.0	6.8	7.8
Total net interest expense	5.3	(6.8)	(1.5)
Transaction-based clearing expenses	—	9.4	9.4
Introducing broker commissions	—	19.6	19.6
Net operating revenues	238.9	(35.8)	203.1
Compensation and other expenses:
Employee compensation and benefits	40.1	—	40.1
Selling and marketing	14.9	—	14.9
Trading systems and market information	—	9.9	9.9
Referral fees	19.6	(19.6)	—
Trading expenses	9.6	(9.6)	—
Occupancy and equipment rental	—	5.5	5.5
Professional fees	—	6.3	6.3
Travel and business development	—	0.8	0.8
Non-trading technology and support	—	3.5	3.5
General and administrative	26.7	(26.7)	—
Depreciation and amortization	8.6	3.6	12.2
Purchased intangible amortization	3.6	(3.6)	—
Communications	—	1.4	1.4
Communications and technology	9.1	(9.1)	—
Bad debts	4.8	—	4.8
Restructuring expenses	2.7	(2.7)	—
Goodwill impairment	28.1	—	28.1
Transaction costs	1.0	(1.0)	—
Other expenses	—	12.3	12.3
Total compensation and other expenses	168.8	(29.0)	139.8
Operating income	70.1	(6.8)	63.3
Interest expense on long term borrowings	6.8	(6.8)	—
Income before income tax expense	63.3	—	63.3
Income tax expense	17.3	—	17.3
Net income	$46.0	$—	$46.0

5. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of GAIN and certain adjustments which the Company believes are reasonable to give effect to the Merger and the issuance of the Notes and use of the net proceeds therefrom as described above. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the Merger consideration, which is subject to adjustment based upon the completion of our valuation analysis.

The unaudited pro forma condensed combined financial information included herein was prepared using the acquisition method of accounting for the Merger. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial information provide a reasonable basis for presenting the pro forma effects of the Merger and the issuance of the Notes and use of the net proceeds therefrom as described above. Other than those pro forma adjustments described below, the Company believes there are no adjustments, in any material respects, that need to be made to present GAIN’s financial information in accordance with U.S. GAAP, or to align GAIN’s historical accounting policies with the Company’s.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020 are as follows:

A.	To record the cash proceeds from the issuance of the Notes, net of original issue discount and deferred financing costs, of $335.4 million.

B.	To record the payment of the Merger cash consideration to GAIN’s non-dissenting shareholders on the acquisition date of $215.0 million.

C.	To adjust for the quarterly cash dividend of $2.4 million equal to $0.06 per share of GAIN’s common stock declared by the GAIN Board of Directors subsequent to March 31, 2020.

D.	To record the usage of cash of $14.1 million from the balance sheet to pay acquisition related costs of the Merger.

E.	To adjust GAIN’s operating right of use assets to fair value in connection with the Company’s preliminary allocation of the Merger consideration.

F.	To adjust GAIN’s intangible assets as a result of the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

G.	To accrue for the Merger consideration related to the Dissenting Shares of $21.6 million.

H.	To record the issuance and proceeds of the Notes in the aggregate principal amount of $350.0 million, less original issue discount of $5.3 million and deferred financing costs of $9.3 million.

I.	To adjust GAIN’s Convertible Notes to fair value in connection with the Company’s preliminary allocation of the Merger consideration.

J.	To record the elimination of GAIN’s equity of $297.1 million.

K.	To accrue for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $14.1 million.

L.	To record a bargain purchase gain upon the Merger of $30.7 million based upon the preliminary allocation of the Merger consideration.

M.	To adjust for the quarterly cash dividend of $2.4 million equal to $0.06 per share of GAIN’s common stock declared by the GAIN Board of Directors subsequent to March 31, 2020.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the year ended September 30, 2019 are as follows:

A.	To adjust for the directly attributable and recurring interest expense of $30.1 million that will be incurred by the Company as a result of the issuance of the Notes.

B.
To adjust for the directly attributable, factually supportable, and recurring amortization of $2.4 million in original issue discount and deferred financing costs that were incurred by the Company upon the issuance of the Notes.

C.
To reverse the amortization expense of $8.8 million incurred on GAIN’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

D.
To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to GAIN were tax effected at the applicable blended statutory tax rate of 19.8%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the six months ended March 31, 2020 are as follows:

A.	To adjust for the directly attributable and recurring interest expense of $15.1 million that will be incurred by the Company following the issuance of the Notes.

B.
To adjust for the directly attributable, factually supportable, and recurring amortization of $1.1 million in deferred financing costs that will be incurred by the Company following the issuance of the Notes.

C.
To adjust for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $1.8 million included in the results for the six months ended March 31, 2020.

D.
To reverse the amortization expense of $3.6 million incurred on GAIN’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

E.
To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to GAIN were tax effected at the applicable blended statutory tax rate of 28.2%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.

6. NONRECURRING CHARGES
As a result of the Merger, GAIN recorded a goodwill impairment charge of $28.1 million based on the agreed-upon Merger consideration of $6.00 per share in their audited consolidated statement of operations for the year ended December 31, 2019. The goodwill impairment charge is not reflected as a pro forma adjustment on the unaudited Pro Forma Condensed Combined Income Statements for the year ended September 30, 2019 and the six months ended March 31, 2020 as it is nonrecurring in nature.